Certain identified information has been omitted from this exhibit because it is not material and of the type that the registrant treats as private or confidential. [***] indicates that information has been omitted.

200 State Street, 13th floor Boston, MA 02109
December 17, 2022

Katherine Jeffery
[***]
[***]

Dear Kathy,

The purpose of this letter agreement (“Agreement”) is to confirm the terms of your separation of employment from Pear Therapeutics (US), Inc. (“Pear” or the “Company”), including Pear’s offer to provide you with certain pay and benefits in exchange for your agreeing to the general release of claims and certain other commitments provided for below. This Agreement shall be effective on the eighth (8ᵗʰ) day after the date you sign it (the “Effective Date”), at which time it shall become final and binding on all parties, unless you revoke this Agreement as provided in Section 11(h). You will have until 45 days after the Separation Date to consider whether to sign this Agreement.

1.Separation of Employment. Your last day with the Company including your ability to access Company systems and software will be March 31, 2023, or your date of resignation, whichever occurs first (the “Separation Date”). So long as you remain an Executive Officer, the Company will continue to list you on the Company’s website until the Separation Date.

2.Payments. Regardless of whether you sign this Agreement or allow it to become effective, you will receive on the Separation Date:

(a)Payment reflecting pay for any time worked through the Separation Date that has not already been paid through Pear’s regular payroll process; and

(b)Payment of all accrued and unused Paid Time Off (PTO).

3.Separation Pay and Benefits.

If you sign and allow this Agreement to become effective, comply with this Agreement (and with the agreement referenced in Section 9(b) below), Pear will provide you with the following (the “Separation Pay and Benefits”):

(a)a one-time lump-sum payment in the gross amount of Three Hundred Forty-Eight Thousand Five Hundred Dollars and 00/100 Cents ($348,500.00), subject to applicable taxes and other withholdings as required by law, to be paid within thirty days after the Effective Date;

Separation Agreement

(b)continued eligibility for the Company’s health & dental insurance through the Separation Date, in addition to eligibility for the COBRA benefit described in Section 5(b) below; and

(c)the right to receive additional vesting of any Restricted Stock Units (“RSUs”) that were previously granted to you but have not currently vested, which RSUs will be amended to provide that: (i) the RSUs will remain outstanding through February 29, 2024, and will vest on any vesting date to occur prior to that date, notwithstanding your termination of employment, and
(ii) the remaining portion of the RSUs that would not vest on or before February 29, 2024 will terminate on the Effective Date.

4.Change of Salary. Notwithstanding your Separation Pay and Benefits described above, as of January 1, 2023, your salary will be Five Thousand Dollars and 00/100 Cents ($5,000.00) per month, subject to applicable taxes and other withholdings as required by law, payable bi-weekly in arrears.

5.Unemployment Insurance and COBRA.

(a)You may seek unemployment benefits following the separation of your employment from Pear. You acknowledge that any decision regarding eligibility for and amounts of unemployment benefits are made by the relevant government agency, not by Pear.

(b)Providing that you remain eligible under the provisions of Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), and upon timely completion of the appropriate forms, for the period commencing on April 1, 2023, the Company will pay your COBRA group health insurance premiums (as such premiums are due) and your eligible dependents until the earlier of (i) March 31, 2024, or (ii) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. The “qualifying event” under COBRA shall be deemed to have occurred on March 31, 2023.

6.Equity. You acknowledge that as of the Separation Date you are vested in that number of stock options, RSUs and/or shares of equity of Pear Therapeutics, Inc. pursuant to the 2021 Stock Option and Incentive Plan (the “Plan”), as set forth in your account with Shareworks/Morgan Stanley @ Work. Except as set forth herein, you further acknowledge that all vesting shall terminate immediately upon the Separation Date and any and all rights and obligations with respect to any vested shares, whether they are options or RSUs, shall be governed solely by the terms of the Plan and your stock option and/or restricted stock award agreement(s). Notwithstanding the foregoing, if you timely execute and return to Pear the Option Amendment Agreement attached hereto as Exhibit D, then (i) your stock options will continue to vest through February 29, 2024 (notwithstanding your termination of employment), (ii) the period for exercising your stock options, to the extent that they have vested as of February 29, 2024, will be extended until March 31, 2024, and (iii) as a result of such amendment, any stock options that were “incentive stock options” will no longer qualify as such and will automatically become non-statutory stock options. Please note that the executed Option Amendment Agreement must be returned to Pear by no later than one week after the date hereof, if you wish to have your stock options amended as

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described in the preceding sentence. You acknowledge and agree that, except as specifically set forth in Section 3(c) of this Agreement, you do not now have, and will not in the future have, rights to vest in any other equity plans (of whatever name or kind) that you participated in or were eligible to participate in during your employment with the Company. In addition, in exchange for the consideration received hereunder, you hereby irrevocably waive any right to receive a Q3 Performance Bonus Award of RSUs for which you were otherwise eligible.

7.Second Severance. In addition, after your Separation Date, you will be eligible for a second severance payment in a one-time lump-sum payment in the amount of One Thousand Dollars and 00/100 Cents ($1,000.00), subject to applicable taxes and other withholdings as required by law (the “Second Severance”), to be paid in exchange for a duly executed release agreement reasonably satisfactory to the Company (the “Second Release”). The Company shall pay you the Second Severance within fifteen days after you have signed and delivered the Second Release to the Company’s General Counsel.

8.Acknowledgements. You acknowledge and agree that this Agreement and the Separation Pay and Benefits to be provided to you herein are not intended to, and shall not constitute, a severance plan and shall confer no benefit on anyone other than Pear and you. You acknowledge and agree that the pay and benefits provided for herein are not otherwise due or owing to you under any offer letter or other agreement (oral or written) or any Pear policy or practice. You further acknowledge that, except for (i) any unpaid regular wages (including accrued and unused vacation) earned through the last day of employment, (ii) any expenses for which you submit required documentation within the timeframe requested by the Company and which will be paid consistent with the Company’s usual practice, and (iii) any payments you may become eligible for pursuant to the terms of this Agreement, you have been paid and provided all wages, vacation pay, holiday pay, bonus, commission, equity, business expenses, and any other form of compensation or benefit that may be due to you now or which would have become due in the future in connection with your employment with or separation of employment from Pear. You hereby agree that this Agreement supersedes any rights you may have under any other severance agreement or policy with the Company including, without limitation, the Severance and Change in Control Plan, and you hereby waive any such rights. You affirm that you have no known workplace injuries or occupational diseases relating to your employment and that you have been provided and/or have not been denied any leave to which you were entitled under any family or medical leave law or otherwise.

9.Confidentiality; Non-Disparagement; Cooperation; Other Assurances.

(a)You will return to Pear within five (5) days after the Separation Date, without modifying, damaging or disabling the same, and not retain any copies of: (i) all originals and copies of any proprietary or confidential information and trade secrets of the Company, whether in print, electronic or other form; (ii) all originals and copies of Company, customer, supplier and collaborator files, written materials, records and other documents, whether in print, electronic or other form, whether made by you or coming into your possession during the course of your employment with the Company; (iii) all identification cards, keys, security passes or other means of access to Company facilities; (iv) all credit cards, telephone cards, telephones, computer or other office equipment; (v) any other property of the Company in your possession, custody or control,

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including all hardware (e.g., personal computers, laptops, thumb drives/CDs/DVDs, information stored on thumb drives/CDs/DVDs); and (vi) all usernames and passwords and any other access credentials maintained by you. You further agree that if you discover any other Company materials in your possession after the Separation Date, you immediately will return such materials to the Company. When you sign this Release, you shall also sign the Declaration attached as Exhibit A.

(b)You hereby reaffirm your obligations set forth in the Employee Nondisclosure, Non-solicitation, and Assignment of Intellectual Property Agreement between Pear and you (the “Covenants Agreement”), in substantially the form attached hereto as Exhibit
B. The Company will provide a copy of your signed Covenants Agreement upon your request. You further agree to abide by any and all common law and/or statutory obligations relating to the protection and non-disclosure of Pear’s trade secrets and/or confidential and proprietary documents and information. Consistent with the Defend Trade Secrets Act of 2016, Pear hereby notifies you of the following provisions of the DTSA: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” Nothing in this Agreement shall be construed to authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means.

(c)Except as to your ongoing obligations, You agree that all information relating in any way to the subject matter of this Agreement, including the existence and provisions of this Agreement, will be held confidential by you and will not be publicized or disclosed to any person (other than an immediate member of your family or your legal counsel, accountant or financial advisor, provided that any such individual to whom disclosure is made shall be bound by these confidentiality obligations), other than a state or federal tax authority or government agency to which disclosure is mandated by applicable state or federal law. Furthermore, you agree that you will not discuss this Agreement with any other Pear employee, including your peers, except to notify individuals that you will be leaving Pear on the Separation Date. Notwithstanding the foregoing, if you are a California resident, nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

(d)You agree that you will not make any statements that are professionally or personally disparaging, defamatory or false about, or adverse to, the interests of Pear (including its officers, directors, advisors, investors and employees) including, but not limited to, any statements that disparage any person, product, service, finances, financial condition, capability or any other aspect of the business of Pear, and that you will not engage in any conduct which could reasonably be expected to result in professional or personal harm to the reputation of Pear (including its officers, directors, advisors, investors and employees). Nothing herein shall prohibit

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or bar you from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law; provided however that if you anticipate or are required to make disclosure pursuant to this subparagraph (iii), you shall inform the Company’s General Counsel, in advance of any disclosure, at least ten (10) days prior to such disclosure whenever possible, and where not possible, with as much advance notice as practicable. Nothing in this Agreement shall limit the rights of any government agency or any party’s right of access to, participation in or cooperation with any government agency or its actions. Notwithstanding the foregoing, if you are a California resident, and in accordance with applicable law, you acknowledge and agree that the foregoing does not prohibit the disclosure of factual information (except for the amount of financial consideration provided for herein) related to civil or administrative claims regarding sexual harassment, sex discrimination, sexual assault, discrimination or harassment on the basis of any other statutorily protected category, or retaliation relating to any of the foregoing. You also hereby acknowledge and agree that as of the Effective Date, no such civil or administrative action has been filed by you or anyone on your behalf against the Company.

(e)You agree that you will make yourself reasonably available to Pear (including its attorneys), (either by telephone or videoconference or, if the Company believes necessary, in person) to assist the Company in any matter reasonably relating to the services performed by you during your employment with the Company including, but not limited to, transitioning your duties to others and ensuring all documentation is fully recorded.

(f)You represent and warrant that there are no outstanding charges, complaints, claims, grievances or actions of any nature whatsoever previously filed or brought by you or on your behalf against any of the Released Parties pending before any federal, state or local court or administrative body. You also represent and warrant that you have provided Pear with written notice of any and all concerns regarding suspected ethical and compliance issues or violations including, without limitation, anything covered by the Code of Business Conduct and Ethics, on the part of Pear, other employees, or any Released Parties.

(g)You acknowledge that the Separation Pay and Benefits provided for herein are being offered based on your representations that you have not engaged in any fraudulent or unlawful conduct, and that you have fully disclosed to the Company all material information relating to your job duties for the Company.

(h)Any breach of this Section 9 including, without limitation, your obligations under the Covenants Agreement, will constitute a material breach of this Agreement and, in addition to any other legal or equitable remedy available to Pear, will entitle Pear to withhold payment of or recover any monies or other consideration (including rights to a further tranche of vesting of RSUs) provided to you or expended on your behalf under Section 3 of this Agreement.

10.Release of Claims.

(a)You hereby acknowledge and agree that by signing this Agreement and accepting the pay and benefits provided for in this Agreement, you are waiving your right to assert any Claim (as defined below) against the Company any and all of its investors, advisors, affiliates and

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subsidiaries, and all entities related to any of the foregoing, and each of the directors, officers, employees, agents, successors and assigns of any of the foregoing (collectively, the “Released Parties”) arising from acts or omissions that occurred on or before the date on which you sign this Agreement. You agree that you are making this release of Claims on behalf of yourself, your representatives, agents, estate, heirs, attorneys, insurers, servants, spouse, executors, administrators, successors, and assigns, and any other person, entity, and (to the extent allowed by law) government agency acting on your behalf. Your waiver and release is intended to bar any form of legal claim, lawsuit, charge, complaint or any other form of action (jointly referred to as “Claims”) against the Released Parties seeking money or any other form of relief, including but not limited to equitable relief (whether declaratory, injunctive or otherwise), damages or any other form of monetary recovery (including but not limited to back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs). You understand that there could be unknown or unanticipated Claims resulting from your employment with Pear and the termination thereof and you agree that such Claims are intended to be, and are, included in this waiver and release. You also understand that your waiver and release includes all Claims under any statute, ordinance, regulation, executive order, common law, constitution and/or other source of law or any state, country and/or locality, including but not limited to the United States, the State of Nevada, the Commonwealth of Massachusetts, the State of California, the State of North Carolina, and/or any other state or locality where you worked for the Company (collectively and individually referred to as “Law”).

Without limiting the foregoing general waiver and release, except for Claims resulting from the failure of the Company to perform its obligations under this Agreement, you specifically waive and release the Released Parties from any Claims arising from or related to your employment relationship with the Company or the termination thereof, including without limitation: (i) Claims under any Law concerning discrimination, harassment, retaliation, or other fair employment practices, including but not limited to the Massachusetts Anti-Discrimination and Anti- Harassment Law (M.G.L. Chapter 151B), the Massachusetts Sexual Harassment Law (M.G.L. c. 214 § 1C), the Massachusetts Equal Pay Act (M.G.L. c. 149 § 105A), the Massachusetts Civil Rights Act (M.G.L. c. 12, §§ 11H, 111), the Massachusetts Equal Rights Act (M.G.L, c. 93, §§ 102, 103), the California Fair Employment and Housing Act (Cal. Gov. Code, Title 2, Division 3, Part 2.8), the California Constitution, the California Labor Code (including all laws and regulations relating to payment of wages, overtime or any other compensation or benefit), the California Family Rights Act (Cal. Gov. Code §§ 12945.2 and 19702.3), the Age Discrimination in Employment Act (29 U.S.C. § 621 et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), 42 U.S.C. § 1981, the Americans with Disabilities Act (42 U.S.C. § 12101 et seq.), the Equal Pay Act of 1963, the Employee Retirement Income Security Act (ERISA), the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act (OWBPA), the Occupational Health and Safety Act of 1970 (OSHA), the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Genetic Information Nondiscrimination Act (GINA), the Uniform Services Employment and Reemployment Rights Act (USERRA), each as they may have been amended through the date you sign this Agreement; (ii) Claims under any Law relating to wages, hours, whistleblowing, leaves of absence or any other terms and conditions of employment, including, but not limited to, the Massachusetts Payment of Wages Law (M.G.L. c. 149 §§ 148 and 150), Massachusetts General Laws Chapter 149 in its entirety, Massachusetts General Laws Chapter 151 in its entirety

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(including but not limited to the minimum wage and overtime provisions), the California Labor Code (including all laws and regulations relating to payment of wages, overtime or any other compensation or benefit), the California Family Rights Act (Cal. Gov. Code §§ 12945.2), the Family and Medical Leave Act of 1993 (29 U.S.C. § 2601 et seq.), all applicable federal, state or local laws relating to sick time and/or other family or medical leave, each as they may have been amended through the date you sign this Agreement. You specifically acknowledge that you are waiving any Claims for unpaid wages under these and other Laws; (iii) Claims under any local, state or federal common law theory; (iv) Claims arising under the Company’s policies or benefit plans, including, without limitation, any Claims under the Company’s Severance and Change in Control Plan adopted by the Company’s Board of Directors on June 14, 2022, and (v) Claims arising under other Law.

(b)In addition to the foregoing, you hereby agree that you are waiving all rights under section 1542 of the Civil Code of the State of California. Section 1542 provides that: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement to the debtor or released party.” Pursuant to Section 1542, you acknowledge that you may hereafter discover facts different from or in addition to facts which you now know or believe to be true with regard to the released claims, and further agree that this Agreement shall remain effective in all respects notwithstanding such discovery of new or different facts, including any such facts which may give rise to currently unknown claims, including but not limited to any claims or rights which you may have under Section 1542 of the California Civil Code or similar law or doctrine of any other state.

(c)You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the Separation Pay and Benefits provided for in this Agreement.

(d)Because you are at least forty (40) years of age, you have specific rights under the federal Age Discrimination in Employment Act (“ADEA”) and Older Workers Benefits Protection Act (“OWBPA”), which prohibit discrimination on the basis of age. The release in Section 10 is intended to release any Claim you may have against the Company alleging discrimination on the basis of age under the ADEA, OWBPA and other Laws. Notwithstanding anything to the contrary in this Agreement, the release in Section 10 does not cover rights or Claims under the ADEA that arise from acts or omissions that occur after the date you sign this Agreement. In addition, consistent with the ADEA and OWBPA, the Company is providing you with the time to review and accept this Agreement and the ability to revoke your acceptance as described in Section 11(h) below.

(e)This release does not apply to any claims concerning a breach of this Agreement, claims for any vested ERISA benefits under employee benefit plans of the Company, any rights to benefits under applicable workers’ compensation statutes or government-provided unemployment benefits, or any claims wherein the cause of action arises after the date you sign this Agreement. Further, consistent with federal discrimination laws, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under federal discrimination laws or from filing a charge or complaint of employment related discrimination with the Equal Employment Opportunity Commission (“EEOC”), or from participating in any investigation or proceeding

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conducted by the EEOC. However, the release in Section 10 does prohibit you from seeking or receiving monetary damages or other individual-specific relief in connection with any such charge or complaint of work-related discrimination. Further, nothing in this release or Agreement shall be deemed to limit any Released Party’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under federal discrimination laws, or any Released Party’s right to seek restitution or other legal remedies to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under federal discrimination laws.

11.Miscellaneous.

(a)Successors and Assigns. This Agreement shall be binding upon the respective legal representatives, heirs and successors of the parties, to the extent permitted by law.

(b)Notices. Any notices required to be given in connection with this Agreement shall be given by certified mail to Ronan O’Brien, General Counsel, Pear Therapeutics, Inc., 200 State Street, Floor #13, Boston, MA 02109 with a copy via email to ronan.obrien@peartherapeutics.com.

(c)Entire Agreement. You acknowledge that this Agreement sets forth the entire agreement between you and Pear concerning your separation and, except as expressly provided for herein (e.g., your obligations set forth in the agreement referenced in Section 9(b)), and except for the Plan, fully supersedes any and all prior agreements or understanding between you and Pear pertaining to the subject matter thereof. This Agreement may only be modified in a written document signed by you and an authorized representative of Pear. In the event any provision of this Agreement is held invalid, all remaining provisions of the Agreement shall remain in full force and effect.

(d)Severability. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

(e)Execution. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument. Your signature below reflects your understanding of, and agreement to, the terms and conditions set forth above.

(f)Modifications in writing. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by Pear and you.

(g)Choice of Law; Forum; Jury Waiver. The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles. Both parties agree that any action, demand, claim or counterclaim relating to the terms and provisions of this

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Agreement or to its breach, shall be commenced in the Commonwealth of Massachusetts in a court of competent jurisdiction. Both parties agree that any action, demand, claim or counterclaim concerning your employment and separation of employment, and/or this Agreement, shall be tried by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury.

(h)OWBPA. It is Pear’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement. To that end, you acknowledge that you are hereby advised to consult with an attorney before signing this Agreement, particularly the release of ADEA claims, and that you have been given an opportunity to do so. You also acknowledge that, consistent with the OWBPA the Company has given you forty-five (45) days (the “Review Period”) to consider signing this Agreement. You further acknowledge that the Review Period is not and will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Agreement. In the event you sign this Agreement before the Review Period has expired, you acknowledge that it is your intent to voluntarily waive the remainder of the Review Period. This Agreement will become effective seven (7) days after it is signed by you (the “Revocation Period”). Also consistent with the OWBPA, you may revoke this Agreement within the Revocation Period, and you understand that it shall not become effective until the expiration of the Revocation Period. To be effective, such rescission must be hand delivered or postmarked within the Revocation Period and sent by certified mail, return receipt requested, to Pear Therapeutics, Inc., attn. Ronan O’Brien, 200 State Street, Boston, MA 02109 with a copy via email to ronan.obrien@peartherapeutics.com. If you choose to revoke this Agreement, you understand that the Agreement will become null and void and that the Company will have no obligation to provide you with the Separation Pay and Benefits as set forth in this Agreement.

In addition, in accordance with OWBPA, you are receiving with this Agreement a list of
(i) the job titles and ages of all employees in the relevant decisional unit who were selected for the severance pay and benefits outlined in this Agreement; and (ii) the job titles and ages of all employees in the relevant decisional unit who were not selected for the severance pay and benefits as outlined in this Agreement.

(i)You acknowledge that (a) your agreements and obligations under this Agreement are made voluntarily, knowingly and without duress; (b) neither Pear nor its agents or representatives have made any representations to you inconsistent with the provisions of this Agreement, and (c) in signing this Agreement, you are not relying on any other statements or explanations made to you by Pear that are not reflected in this Agreement.

If the foregoing correctly sets forth our arrangement, please sign, date and return the enclosed copy of this Agreement to me within the timeframe set forth above.

Very truly yours,

/s/ Christopher D.T. Guiffre

Christopher D.T. Guiffre
Chief Financial Officer & Chief Operating Officer

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Accepted and Agreed To: Katherine Jeffery
/s/ Katherine Jeffery

Dated: 12/19/2022

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EXHIBIT A

Declaration Regarding Return of Company Property

I, Kathy Jeffery, declare under penalty of perjury as follows:

1.I have returned to Pear all data (including work product, financial data, documents and computer data, regardless of form or medium), and all equipment (including keys, devices and computer software), in my possession, custody or control that relate to the business of Pear.
2.This includes, but is not limited to, all things and data identified in Section 8, return of property, of my employee non-disclosure, non-solicitation and assignment of intellectual property agreement, which states:
7. Return of property. Upon termination of my employment with the company, or at any other time upon request of the company, I shall return promptly any and all customer or prospective customer or business partner or prospective business partner lists, other customer or prospective customer or business partner or prospective business partner information or related materials, computer programs, software, electronic data, specifications, drawings, blueprints, data storage devices, reproductions, sketches, notes, notebooks, memoranda, reports, records, proposals, business plans, or copies of them, other documents or materials, tools, equipment, or other property belonging to the company or its customers or business partners which I may then possess or have under my control, in any form, and including all copies of the same. I further agree that upon termination of employment I shall not take with me any documents or data in any form or of any description containing or pertaining to confidential information or inventions.
3.I confirm that I have complied with that Section 9.

4.I further agree that I have provided Pear with access to all usernames and passwords maintained by me on behalf of Pear.
5.After returning all data that relate to the business of Pear, I deleted/destroyed all copies or abstracts of such data in my possession, custody or control. I also confirm that if I discover any other company materials in my possession after the Separation Date, I will immediately return such materials to Pear and thereafter delete the same.
I declare under penalty of perjury that the foregoing is true and correct.

Signature:      /s/ Katherine Jeffery     Dated: 02/21/2023
Katherine Jeffery

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EXHIBIT B

Employee Nondisclosure, Non-solicitation, and
Assignment of Intellectual Property Agreement

I, Katherine Jeffery, acknowledge and agree that in consideration and as a condition of my employment by Pear Therapeutics, Inc., a Delaware corporation (the “Company”), and of the compensation to be paid to me, and in recognition of the fact that as an employee of the Company I will have access to confidential information, trade secrets and goodwill belonging to the Company, I agree with the Company as follows:

1.Acknowledgments.

a.By signing this Agreement I confirm my understanding and acknowledgement that the Company has expended substantial time, expense and effort in developing and maintaining its trade secrets and other Confidential Information (as defined below) and its goodwill with its Customers, employees, contractors, and Business Partners, which goodwill I acknowledge and agree belongs exclusively to the Company. I specifically acknowledge and agree that the nature, scope and period of the covenants set forth in Section 6 below are reasonable and necessary to protect the Company’s trade secrets and other Confidential Information and goodwill. I also acknowledge and agree that in my position with the Company, I will be performing services for and have access to and use in the performance of my duties the Company’s Confidential Information and/or trade secrets regarding its products, processes, procedures, research and development, strategies and/or financial information. I further acknowledge that I have been offered substantial consideration for my agreements and covenants set forth in this Agreement, including my continued employment. “Customers” include, without limitation, current or prospective patients and/or users of the Company’s products or product candidates. “Business Partners” include, without limitation, Alliance Partners, Channel Partners, Clinical Partners and Healthcare Providers. “Alliance Partners” include, without limitation, developers or commercialization partners that develop or commercialize the Company’s products or product candidates. “Channel Partners” include, without limitation, any distribution platform or operator or other third party who is authorized to make the Company’s products or product candidates available for sale or distribution. “Clinical Partners” include, without limitation, hospitals, clinics, practices, other medical groups or healthcare systems that have contracted with the Company. “Healthcare Providers” include, without limitation, physicians, patient advocates, counselors, practitioners, recovery coaches, or other persons who provide healthcare or related services to Customers.

a.I hereby represent, warrant and agree that (i) I have disclosed to the Company any and all continuing obligations to previous employers or others that do or may restrict or purport to restrict in any manner my ability to provide services to the Company and/or require me not to disclose any information to the Company, by providing a copy of all documents containing such continuing obligations to the Company; (ii) in the course of performing services for the Company, I will not infringe or wrongfully appropriate any patents, copyrights, trade secrets or other intellectual property rights of any person or entity anywhere in the world; and (iii) I have not and will not disclose or use during my employment by the Company any confidential information that I acquired as a result of any previous employment or consulting arrangement or under a previous obligation of confidentiality.

1.Confidential Information. While employed by the Company and thereafter, I shall not, directly or indirectly, use any Confidential Information (as hereinafter defined) other than pursuant to my employment by and for the benefit of the Company, or disclose any Confidential Information to anyone outside of the Company,

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whether by private communication, public address, publication or otherwise, or disclose any Confidential Information to anyone within the Company who has not been authorized to receive such information, in each case except as directed in writing by an authorized representative of the Company. The term “Confidential Information” as used throughout this Agreement shall mean all trade secrets, proprietary information, know-how, data, designs, specifications, processes, Customer lists, Business Partner lists, and other technical or business information (and any evidence, record or representation thereof, as well as all metadata associated with any electronic files that constitute or contain the same), whether prepared, conceived or developed by a consultant or employee of the Company (including myself) or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company), which in any way relates to the present or future business of the Company, which is maintained in confidence by the Company, or which might permit the Company or its Business Partners to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. Without limiting the generality of the foregoing, Confidential Information shall include:

a.any idea, improvement, invention, innovation, development, technical data, design, formula, device, pattern, concept, art, method, process, procedure, form, strategy, technique, machine, manufacturing method, composition of matter, computer program, software, firmware, source code, object code, algorithm, subroutine, object module, schematic, model, diagram, flow chart, user manual, training or service manual, product specification, plan for a new or revised product, compilation of information, or work in process, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form);

a.any sales or marketing material, plan, or survey, business plan or opportunity, product or development plan or specification, business proposal, budget, fee schedule, financial data or record, or business data or record, or other record or information relating to the present or proposed business of the Company or any Customer or Business Partner (or prospective Customer or Business Partner);

a.information in any form, whether in a list or otherwise, concerning Customers, prospective Customers, Business Partners, or prospective Business Partners, including but not limited to names or lists of names, personal or financial information, requirements, and financial data of any of the foregoing, and any and all contracts, agreements or other arrangements with the same; and

a.the education and employment history, personal data and information, resumes, wages, compensation, and compensation and/or incentive plans of the Company’s current, former or prospective employees, contractors or interns and any lists, directories or organizational charts listing the Company’s employees, contractors or interns (to the extent the same are not made public in violation of any legal obligation).

Notwithstanding the foregoing, the term Confidential Information shall not apply to information which the Company has voluntarily disclosed to the public without restriction, or which has otherwise lawfully entered the public domain.

I understand that the Company from time to time has in its possession information (including product and development plans and specifications) which is claimed by Customers or Business Partners and others to be proprietary and which the Company has agreed to keep confidential. I agree that all such information shall be Confidential Information for purposes of this Agreement.

Consistent with applicable law, the Company is providing you with notice of the following provisions of the Defend Trade Secrets Act of 2016: “Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing— (1) Immunity.—An individual shall not be held criminally or civilly liable under

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Separation Agreement
any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made –(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) Use of Trade Secret Information in Anti-Retaliation Lawsuit—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual— (A) files any document containing the trade secret under seal; and
(B) does not disclose the trade secret, except pursuant to court order.”

1.Ownership and Assignment of Intellectual Property.

a.I agree that all originals and all copies of all manuscripts, drawings, prints, manuals, diagrams, letters, notes, notebooks, reports, models, records, files, memoranda, plans, sketches and all other documents and materials containing, representing, evidencing, recording, or constituting any Confidential Information (as defined in Section 2 above), however and whenever produced (whether by myself or others) during the course of my employment, shall be the sole property of the Company.

a.I agree that all Confidential Information and all other discoveries, inventions, ideas, concepts, trademarks, service marks, logos, processes, products, formulas, computer programs or software, source codes, object codes, algorithms, machines, apparatuses, items of manufacture or composition of matter, or any new uses therefor or improvements thereon, or any new designs or modifications or configurations of any kind, or works of authorship of any kind, including, without limitation, compilations and derivative works, whether or not patentable or copyrightable, conceived, developed, reduced to practice or otherwise made by me, either alone or with others, and in any way related to the business of the Company or to tasks assigned to me during the course of my employment, whether or not made during my regular working hours, whether or not conceived, developed, reduced to practice or made on the Company’s premises and whether or not disclosed by me to the Company (collectively “Inventions”), and any and all services and products which embody, emulate or employ any such Invention or Confidential Information shall be the sole property of the Company and all copyrights, patents, patent rights, trademarks and reproduction rights to, and other proprietary rights in, each such Invention or Confidential Information, whether or not patentable or copyrightable, shall belong exclusively to the Company.

a.Subject to subsections (d) and, if applicable, (e) below, I agree to, and hereby do, assign to the Company all my right, title and interest throughout the world in and to all Inventions and to anything tangible which evidences, incorporates, constitutes, represents or records any Invention. I agree that all Inventions shall constitute works made for hire under the copyright laws of the United States and hereby assign and, to the extent any such assignment cannot be made at present, I hereby agree to assign to the Company all copyrights, patents and other proprietary rights I may have in any Inventions, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademarks, and copyrights. I agree to waive, and hereby waive, all moral rights or proprietary rights in or to any Inventions and, to the extent that such rights may not be waived, agree not to assert such rights against the Company or its licensees, successors or assigns.

a.I hereby certify that Exhibit A sets forth any and all confidential information and intellectual property that I claim as my own or otherwise intend to exclude from this Agreement because it was developed by me prior to the date of this Agreement. I understand that after execution of this Agreement I shall have no right to exclude Confidential Information or Inventions from this Agreement.

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a.For California Employees Only: I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870, which states: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer.” I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and are not otherwise disclosed on Exhibit A.

1.Employee’s Obligation to Keep Records. I shall make and maintain adequate and current written records of all Inventions, including notebooks and invention disclosures, which records shall be available to and remain the property of the Company at all times. I shall disclose all Inventions promptly, fully and in writing to the Company immediately upon production or development of the same and at any time upon request.

1.Employee’s Obligation to Cooperate. I will, at any time during my employment, or after it terminates, upon request of the Company, execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, I will assist the Company in any reasonable manner to obtain for its own benefit patents or copyrights in any and all countries with respect to all Inventions assigned pursuant to Section 3, and I will execute, when requested, patent and other applications and assignments thereof to the Company, or persons designated by it, and any other lawful documents deemed necessary by the Company to carry out the purposes of this Agreement, and I will further assist the Company in every way to enforce any patents and copyrights obtained, including, without limitation, testifying in any suit or proceeding involving any of said patents or copyrights or executing any documents deemed necessary by the Company, all without further consideration than provided for herein. It is understood that reasonable out-of-pocket expenses of my assistance incurred at the request of the Company under this Section will be reimbursed by the Company. In the event the Company is unable after reasonable effort to obtain my signature on any document which I may be required to sign pursuant to this Agreement, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably appoint each of the President and the Secretary of the Company (whether now or hereafter in office) as my attorney-in-fact to execute any such document on my behalf.

1.Non-solicitation. I acknowledge and agree that any and all “goodwill” associated with any Customers, Business Partners and employees of the Company belongs exclusively to the Company including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between me and any Customers, Business Partners or employees of the Company. I also acknowledge and agree that my employment with and services for the Company will require the access to and use of Confidential Information. I further acknowledge and agree that the Company makes reasonable efforts to maintain the confidentiality of its Confidential Information, and that it derives independent economic value, actual or potential, from the Confidential Information not being generally known to the public or to others who can obtain economic value from its disclosure. I also acknowledge and agree that the Company would be irreparably damaged if I were to engage in the conduct described below using the Company’s Confidential Information (including but not limited to its trade secrets). Accordingly, I hereby agree that:

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Separation Agreement
a.During my employment with the Company and for a period of twelve (12) months after the termination of my employment with the Company for any reason, I shall not, directly or indirectly, for myself or for any other person or entity, solicit, induce, hire, or attempt to do any of the foregoing, any employee of the Company (or any person who may have been employed by the Company during the last twelve (12) months of my employment with the Company), or assist in such attempted or actual solicitation, inducement or hiring by any other person or entity or encourage any such employee to terminate his or her employment with the Company.

a.I acknowledge that the Company has valuable Trade Secrets (as defined by applicable law from time to time) to which I will have access during the term of my employment with the Company. I understand that the Company intends to vigorously pursue its rights under applicable Trade Secrets law if, during a period of twelve (12) months immediately following the termination of my employment for any reason, whether with or without cause, I solicit or influence or attempt to influence any Customer, Business Partner or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. Thereafter, the Company intends to vigorously pursue its rights under applicable Trade Secrets law as the circumstances warrant.

a.For Non-California Employees Only: During my employment with the Company and for a period of twelve (12) months after the termination of my employment with the Company for any reason, I shall not, for myself or for any other person or entity, within the geographic area within which the Company did business at any time during the preceding two
(2) years, directly or indirectly, encourage or induce (or attempt to encourage or induce) any Customer, prospective Customer, Business Partner, or prospective Business Partner of the Company to terminate, cease, or reduce the scope of its relationship with the Company, or to refrain from entering into a business relationship with the Company.

I expressly agree that in the event of my breach of any of the foregoing, the period of the restriction shall be extended by at least an amount of time reflecting the period of time during which I was in violation of any of the provisions set forth in this Section.

1.Return of Property. Upon termination of my employment with the Company, or at any other time upon request of the Company, I shall return promptly any and all Customer or prospective Customer or Business Partner or Prospective Business Partner lists, other Customer or prospective Customer or Business Partner or prospective Business Partner information or related materials, computer programs, software, electronic data, specifications, drawings, blueprints, data storage devices, reproductions, sketches, notes, notebooks, memoranda, reports, records, proposals, business plans, or copies of them, other documents or materials, tools, equipment, or other property belonging to the Company or its Customers or Business Partners which I may then possess or have under my control, in any form, and including all copies of the same. I further agree that upon termination of employment I shall not take with me any documents or data in any form or of any description containing or pertaining to Confidential Information or Inventions.

1.Other Obligations. I acknowledge that the Company from time to time may have agreements with other persons, including other corporations, the government of the United States or other countries and agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work or the confidential nature of information disclosed to the Company by such persons. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

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Separation Agreement
1.Enforcement. I acknowledge and agree that (i) the provisions of Sections 2 and 6 are necessary and reasonable to protect the Company’s Confidential Information (including trade secrets) and goodwill; (ii) the specific time, geography and scope provisions set forth in Section 6 are reasonable and necessary to protect the Company’s business interests; and (iii) violation of this Agreement by me would cause irreparable harm to the Company not adequately compensable by money damages alone. In recognition of the foregoing, I agree that, in addition to all other remedies available to the Company at law, in equity or otherwise, the Company shall be entitled to specific performance, or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available, to prevent an actual or threatened violation of this Agreement and to enforce the provisions hereof, without showing or proving any actual damage to the Company or posting any bond in connection therewith. The seeking of such injunction or order shall not affect the Company’s right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach. I further agree that the

Company shall be entitled to its costs and fees, including attorneys’ fees, incurred by it should it prevail in enforcing the provisions of this Agreement.

1.Miscellaneous

a.This Agreement contains the entire and only agreement between me and the Company with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. In the event of any inconsistency between this Agreement and any other contract between me and the Company, the provisions of this Agreement shall prevail.

a.My obligations under this Agreement shall survive the termination of my employment with the Company regardless of the manner of or reasons for such termination, and regardless of whether such termination constitutes a breach of any other agreement I may have with the Company. My obligations under this Agreement also shall continue should I be promoted or reassigned to functions other than my present functions, or should my compensation and benefit package change, or should I be transferred between or among Company offices or any Company affiliates that may exist. My obligations under this Agreement shall be binding upon my heirs, assigns, executors, administrators and representatives, and the provisions of this Agreement shall inure to the benefit of and be binding on the successors and assigns of the Company, and the Company shall have the right to assign this Agreement to another party, whether by agreement or by operation of law, and whether resulting from a merger, sale (of assets or securities or otherwise), or any other transaction or event.

a.If any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the immediately preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this paragraph, any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

a.No failure by the Company to insist upon strict compliance with any of the terms, covenants, or conditions hereof, and no delay or omission by the Company in exercising any right under this Agreement, will operate as a waiver of such terms, covenants, conditions or rights. A waiver or

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Separation Agreement
consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

a.This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing signed by me and the Company.

a.This Agreement shall be governed by, and construed and enforced in accordance with, the laws of state in which I reside and primarily provide services to the Company, without regard to the principles of conflicts of laws of such state. This Agreement is executed under seal.

BY PLACING MY SIGNATURE HEREUNDER, I ACKNOWLEDGE AND AGREE THAT I HAVE READ ALL THE PROVISIONS OF THIS EMPLOYEE NON-DISCLOSURE, NON- SOLICITATION AND ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT, THAT I HAVE HAD ADEQUATE OPPORTUNITY TO REVIEW THE TERMS HEREIN AND REFLECT UPON AND CONSIDER THE SAME, AND TO CONSULT A LAWYER REGARDING THE SAME, AND THAT I FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ALL OF ITS TERMS.

Effective Date is Start Date: June 10, 2019
EMPLOYEE:
/s/ Katherine Jeffery

Employee's Signature
Name: Katherine Jeffery

Address:
[***]

Accepted and Agreed:

PEAR THERAPEUTICS, INC.

By: /s/ Christopher Guiffre
Title: CFO & COO

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Separation Agreement
EXHIBIT A

Excluded Confidential Information and Inventions

Title	Date	Identifying Number or Brief Description
n/a	n/a	n/a

x	No inventions or improvements
Additional Sheets Attached

Signature:      /s/ Katherine Jeffery     Dated: 02/21/2023
Katherine Jeffery

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Separation Agreement
EXHIBIT C

OLDER WORKERS BENEFIT PROTECTION ACT NOTICE

Pear Therapeutics (US), Inc. (the “Company”) has decided that to better align its operations and business plans, it needs to conduct a reduction in force that will affect some of its employees, effective November 15, 2022. This decision will impact your position and, as a result, you are being offered a separation package including Severance Pay in exchange for signing a Separation Agreement. In accordance with the Older Workers Benefit Protection Act, the Company is obligated to provide you with certain information, provided below, relating to individuals selected for termination in the appropriate decisional unit and therefore, eligible for the offered Severance Pay, and any individuals in the same decisional unit not selected. This information is confidential and should not be shared with anyone other than your spouse or legal advisor.

This group termination program is being undertaken following the Company’s assessment of its business and financial needs and capabilities at present and going forward. Determination of which individuals would be terminated with eligibility for separation pay was made on the basis of a variety of factors, including (without limitation) whether individuals possess the necessary backgrounds, experiences and skills to meet the Company’s needs and goals going forward, the scope of the work performed by the individuals, and in some cases, factors specific to an individual. The decisional unit for this program was all Pear Therapeutic employees, wherever located, in its three offices and remote locations.

Individuals eligible for Severance Pay who are 40 years of age or older are being given at least 45 days to consider the Agreement. Individuals eligible for Severance Pay who are less than 40 years of age are being given fourteen (14) days to consider the Agreement.

Personnel Selected for Termination and Eligible for Severance Pay and Benefits in Exchange for a Release

[***]

Personnel Not Selected for Termination and Not Eligible for Severance Pay and Benefits in Exchange for a Release

[***]

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EXHIBIT D

Option Amendment Agreement

This Option Amendment Agreement (this “Option Amendment Agreement”) is entered into by Pear Therapeutics, Inc., (the “Company”), and Kathy Jeffery, an employee of the Company’s subsidiary, Pear Therapeutics (US), Inc. (the “Holder”). In order to be effective, this Option Amendment Agreement must be signed by the Holder and returned to Ronan O’Brien via email (ronan.obrien@peartherapeutics.com) no later than December 24, 2022.

WHEREAS, the Company has granted to the Holder, under the Company’s 2021 Stock Option and Incentive Plan (the “Plan”), one or more stock options (the “Option” or “Options”) to purchase shares of the Company’s class A common stock, pursuant to the terms of the Plan and the applicable option agreement granting the Options (the “Option Agreements”);

WHEREAS, the parties now desire to amend the Options to provide for a longer period of time to exercise the Options following termination of the Holder’s employment with the Company; and

WHEREAS, the Holder understands that as a result of this Option Amendment Agreement any Option that qualified as an Incentive Stock Option, or ISO, shall no longer qualify as an Incentive Stock Option, and shall as of the date of execution of this Option Amendment Agreement automatically become a non-statutory Option; and the Holder understands further that upon exercise of this Option they shall have an obligation to satisfy any tax withholding obligation of the Company with respect to such exercise, pursuant to the terms of the Plan.

NOW, THEREFORE, the parties agree as follows:

1.Notwithstanding anything to the contrary in the applicable Option Agreement or the Plan, (i) your stock options will continue to vest through February 29, 2024 (notwithstanding your termination of employment), (ii) the period for exercising your stock options, to the extent that they have vested as of February 29, 2024, will be extended until the earlier of March 31, 2024, or the expiration of the applicable Option, as stated in the applicable Option Agreement, and (iii) any of your remaining stock options that would not vest on or before February 29, 2024 will terminate immediately.

1.Except as expressly amended by this Option Amendment Agreement, all other terms and conditions of the Options shall remain in full force and effect without any modification or amendment, provided however that as a result of this Option Amendment Agreement, any Option that was an Incentive Stock Option (as defined in the Plan) shall no longer qualify as an Incentive Stock Option, and shall as of the date of execution of this Option Amendment Agreement automatically become a non-statutory Option.

IN WITNESS WHEREOF, the Company has caused this Option Amendment Agreement to be executed by its duly authorized officer.

Pear Therapeutics, Inc.

By: /s/ Christopher D.T. Guiffre

Name: Christopher D.T. Guiffre

Title: CFO & COO

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Dated: 12/17/2022

The Holder understands that as a result of this Option Amendment Agreement any Option that qualified as an ISO shall no longer qualify as an ISO, and shall as of the date of execution of this Option Amendment Agreement automatically become a non-statutory Option. The Holder understands further that upon exercise of this Option they shall have an obligation to satisfy any tax withholding obligation of the Company with respect to such exercise, pursuant to the terms of the Plan.

ACCEPTED AND AGREED:

Name: /s/ Katherine Jeffery

By: Katherine Jeffery

Date: 12/19/2022

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